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                                                                Exhibit 12

                            MORGAN STANLEY GROUP INC.
                       RATIO OF EARNINGS TO FIXED CHARGES
      AND RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS
                              (DOLLARS IN MILLIONS)

                                           FISCAL PERIOD ENDED                                            YEAR ENDED
                                               NOVEMBER 30,         FISCAL YEAR ENDED JANUARY 31,        DECEMBER 31,
                                                                 ----------------------------------
                                                  1995            1995          1994          1993          1991
                                                 ------          ------        ------        ------        ------
RATIO OF EARNINGS TO FIXED CHARGES

Earnings:
  Income before income taxes                     $  883          $  594        $1,200        $  793        $  772
  Add:  Fixed charges, net                        5,538           5,916         5,055         4,397         3,963
                                                 ------          ------        ------        ------        ------
       Income before income taxes and
         fixed charges, net                      $6,421          $6,510        $6,255        $5,190        $4,735
                                                 ======          ======        ======        ======        ======

Fixed charges:
  Total interest expense (1)                     $5,512          $5,899        $5,020        $4,362        $3,946
  Interest factor in rents (2)                       37              41            35            35            38
                                                 ------          ------        ------        ------        ------

     Total fixed charges                         $5,549          $5,940        $5,055        $4,397        $3,984
                                                 ======          ======        ======        ======        ======

Ratio of earnings to fixed charges                  1.2             1.1           1.2           1.2           1.2

RATIO OF EARNINGS TO FIXED CHARGES AND
  PREFERRED STOCK DIVIDENDS

Earnings:
   Income before income taxes                    $  883          $  594        $1,200        $  793        $  772
   Add:  Fixed charges, net                       5,538           5,916         5,055         4,397         3,963
                                                 ------          ------        ------        ------        ------
       Income before income taxes and
         fixed charges, net                      $6,421          $6,510        $6,255        $5,190        $4,735
                                                 ======          ======        ======        ======        ======

Fixed charges:
  Total interest expense (1)                     $5,512          $5,899        $5,020        $4,362        $3,946
  Interest factor in rents (2)                       37              41            35            35            38
  Preferred stock dividends (3)                      80              97            85            82            47
                                                 ------          ------        ------        ------        ------

     Total fixed charges and preferred
       stock dividends                           $5,629          $6,037        $5,140        $4,479        $4,031
                                                 ======          ======        ======        ======        ======

Ratio of earnings to fixed charges and
  preferred stock dividends                         1.1             1.1           1.2           1.2           1.2

(1) Total interest expense for the fiscal period ended November 30, 1995, the fiscal year ended January 31, 1995 and the year ended December 31, 1991 includes capitalized interest.
(2) Interest factor in rents represents one-third of rent expense, which is considered representative of the interest factor.
(3) The preferred stock dividend amounts represent pre-tax earnings required to cover dividends on preferred stock.